EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statement for the year ended December 31, 2004 is based on the audited financial statements of Allscripts Healthcare Solutions, Inc. (“Allscripts”) included in Allscripts’ 2004 Annual Report on Form 10-K and the audited financial statements of A4 Health Systems, Inc. (“A4”), included in Allscripts’ Form 8-K filed on February 10, 2006 and filed as Exhibit 99.2 to this report. The unaudited pro forma condensed combined financial statements as of and for the nine months ended September 30, 2005 are based on the unaudited financial statements of Allscripts, included in Allscripts’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and the unaudited financial statements of A4, included in Allscripts’ Form 8-K filed on February 10, 2006 and filed as Exhibit 99.2 to this report. The unaudited pro forma condensed combined financial statements give effect to the offering by Allscripts of 7,300,000 shares of its common stock and the underwriters exercise of their option to purchase an additional 1,095,000 shares (the “Offering”), the application of net proceeds therefrom, the IDX Stock Repurchase described below, the acquisition of A4 (the “A4 Acquisition”), and the assumptions and adjustments described in the accompanying notes, as if each had occurred on January 1, 2004 in the case of the unaudited pro forma condensed combined statement of operations and September 30, 2005 in the case of balance sheet data. The unaudited pro forma condensed combined financial statements give effect to the Offering and the receipt of approximately $140.7 million of net proceeds therefrom, based on the public offering price of $17.75 per share and after deducting underwriting discounts and commissions and estimated expenses of the Offering payable by Allscripts. The unaudited pro forma condensed combined financial statements give effect to the repurchase of 1,250,000 shares of Allscripts common stock from IDX Systems Corporation (“IDX”), a wholly owned subsidiary of General Electric Company (“GE”) (the “IDX Stock Repurchase”) pursuant to a purchase agreement entered into with GE, IDX and IDX Investment Corporation, a wholly owned subsidiary of IDX, for an aggregate purchase price of $21.1 million, based on a price per share of $16.86 which is 95% of the public offering price per share in the Offering (the net price per share Allscripts received in the Offering) of $17.75.

The pro forma adjustments are based upon available information, preliminary estimates and certain assumptions that Allscripts believes are reasonable and are described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements do not take into account (i) any synergies or cost savings that may or are expected to occur as a result of the A4 Acquisition or (ii) any cash or non-cash charges that Allscripts may incur in connection with the A4 Acquisition, the level and timing of which cannot yet be determined. The unaudited pro forma condensed combined financial statements have been prepared in accordance with SEC rules and regulations.

The unaudited pro forma condensed combined financial statements assume that the A4 Acquisition would be accounted for using the purchase method of accounting in accordance with the Financial Accounting Standards Board, or FASB, Statement No. 141, “Business Combinations,” or SFAS No. 141, and the resultant goodwill and other intangible assets will be accounted for under FASB Statement No. 142, “Goodwill and Other Intangible Assets,” or SFAS No. 142. The total purchase price has been preliminarily allocated based on information available to Allscripts as of the date of this report, to the tangible and intangible assets acquired and liabilities assumed based on management’s preliminary estimates of their current fair values. These estimates and assumptions of fair values of assets acquired and liabilities assumed and related operating results are subject to change that could result in material differences between the actual amounts and those reported in the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only and are subject to a number of uncertainties and assumptions and do not purport to represent what the combined companies’ actual performance or financial position would have been had the transactions occurred on the dates indicated and does not purport to indicate financial position or results of operations as of any future date or for any future period. You should read the following information in conjunction with

Allscripts’ and A4’s historical financial statements and the accompanying notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” from Allscripts’ Annual Report on Form 10-K as of and for the year ended December 31, 2004 and from Allscripts’ Quarterly Report on Form 10-Q as of and for the three and nine months ended September 30, 2005, each incorporated by reference in this report.

As used herein, (i) the terms “we,” “our,” “us,” “Allscripts” and “the Company” refer to Allscripts Healthcare Solutions, Inc. and its consolidated subsidiaries, and (ii) the term “A4” refers to A4 Health Systems, Inc. and its consolidated subsidiaries.

Unaudited Pro Forma Condensed Combined Statement of Operations

Nine months ended September 30, 2005

	For the nine months ended September 30, 2005
	Historical Allscripts	Historical A4	Pro forma adjustments (Note 4)		Pro forma combined
	(in millions, except per share data)
Revenues:
Software and related services	$46.9	$55.9	$—		$102.8
Prepackaged medications	32.8	—	—		32.8
Information services	6.6	—	—		6.6

Total revenues	86.3	55.9	—		142.2

Cost of revenue:
Software and related services	16.6	23.4	—		40.0
Prepackaged medications	27.2	—	—		27.2
Information services	3.3	—	—		3.3

Total cost of revenue	47.1	23.4	—		70.5
Gross profit	39.2	32.5	—		71.7

Operating expenses:
Selling, general and administrative expenses	31.8	20.6	—		52.4
Amortization of intangible assets	1.3	0.6	10.1	(C)	12.0

Income from operations	6.1	11.3	(10.1)		7.3

Interest income	2.9	0.4	(2.4	)(H)	0.9
Interest expense	(2.6)	—	—		(2.6)
Other income (expense), net	(0.1)	—	—		(0.1)

Income before income taxes	6.3	11.7	(12.5)		5.5
Income taxes	—	3.6	(1.5	)(J)	2.1

Net income	$6.3	$8.1	($11.0)		$3.4

Net income per share:
Basic	$0.16				$0.07

Diluted	$0.15				$0.06

Weighted average common shares outstanding (Note 2):
Basic	39.9		10.6	(K)	50.5

Diluted	43.0		10.6	(K)	53.6

Unaudited Pro Forma Condensed Combined Statement of Operations

Year ended December 31, 2004

	For the year ended December 31, 2004
	Historical Allscripts	Historical A4	Pro forma adjustments (Note 4)		Pro forma combined
	(in millions, except per share data)
Revenues:
Software and related services	$44.1	$67.2	($7.9	)(E)	$103.4
Prepackaged medications	44.7	—	—		44.7
Information services	11.9	—	—		11.9

Total revenues	100.7	67.2	(7.9)		160.0

Cost of revenue:
Software and related services	15.9	26.4	—		42.3
Prepackaged medications	35.7	—	—		35.7
Information services	6.5	—	—		6.5

Total cost of revenue	58.1	26.4	—		84.5

Gross profit	42.6	40.8	(7.9)		75.5

Operating expenses:
Selling, general and administrative expenses	37.7	24.0	—		61.7
Amortization of intangible assets	1.8	0.5	13.4	(C)	15.7

Income (loss) from operations	3.1	16.3	(21.3)		(1.9)
Interest income	1.7	0.2	(1.1	)(H)	0.8
Interest expense	(1.7)	(0.1)	(1.7	)(I)	(3.5)

Income (loss) before income taxes	3.1	16.4	(24.1)		(4.6)
Income taxes	—	(3.9)	3.9	(J)	—

Net income (loss)	$3.1	$20.3	($28.0)		($4.6)

Net income (loss) per share:
Basic	$0.08				($0.09)

Diluted	$0.07				($0.09)

Weighted average common shares outstanding (Note 2):
Basic	39.0		10.6	(K)	49.6

Diluted	41.6		10.6	(K)	49.6

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2005

	As of September 30, 2005
	Historical Allscripts	Historical A4	Pro forma adjustments (Note 4)		Pro forma combined
	(in millions, except per share data)
Current assets:
Cash and cash equivalents	$37.7	$24.1	($17.1	)(A)	$44.7
Marketable securities	56.9	—	(56.9	)(A)	—
Accounts receivable, net	26.8	10.8	—		37.6
Other receivables	0.6	—	—		0.6
Inventories	1.9	1.0	—		2.9
Deferred income taxes	—	2.8	22.1	(D)	24.9
Prepaid expenses and other current assets	4.9	0.7	—		5.6

Total current assets	128.8	39.4	(51.9)		116.3

Non-current assets:
Long-term marketable securities	41.4	—	(41.4	)(A)	—
Fixed assets, net	2.6	8.7	—		11.3
Software development costs, net	6.4	—	—		6.4
Intangible assets, net	9.6	5.0	80.5	(C)	95.1
Goodwill	13.8	27.9	134.3	(B)	176.0
Deferred income taxes	—	0.3	—		0.3
Other assets	5.3	—	—		5.3

Total non-current assets	79.1	41.9	173.4		294.4

Total assets	$207.9	$81.3	$121.5		$410.7

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current maturities of long-term debt	$—	$0.2	$—		$0.2
Accounts payable and accrued liabilities	16.0	7.4	—		23.4
Deferred revenues	15.1	17.4	(5.2	)(E)	27.3

Total current liabilities	31.1	25.0	(5.2)		50.9

Non-current liabilities:
Long-term debt	82.5	3.3	—		85.8
Deferred tax liabilities	—	0.2	—		0.2
Other long term liabilities	0.4	—	—		0.4

Total non-current liabilities	82.9	3.5	—		86.4

Mandatorily redeemable convertible preferred and common stock	—	40.6	(40.6	)(F)	—
Commitments and contingencies
Stockholders’ equity	93.9	12.2	167.3	(G)	273.4

Total liabilities and stockholders’ equity	$207.9	$81.3	$121.5		$410.7

Notes to Unaudited Condensed Combined Pro Forma Financial Statements

1.	A4 Acquisition

On January 18, 2006, we entered into an agreement of merger with A4. The merger agreement provides for a business combination whereby a newly formed, wholly owned subsidiary of Allscripts will be merged with and into A4, with A4 surviving the merger. We consummated the merger with A4 on March 2, 2006.

Pursuant to the merger agreement, and subject to the terms and conditions of the merger agreement, on March 2, 2006 we acquired all of the outstanding equity interests (including options) of A4 for aggregate merger consideration of $215 million in cash and 3,500,000 shares of Allscripts common stock, subject to a purchase price adjustment based on positive working capital.

Our acquisition of A4 has been accounted for as a business combination under SFAS No. 141. Assets acquired and liabilities assumed were recorded at their fair values as of September 30, 2005. The total preliminary purchase price is $294.9 million, including acquisition related transaction costs and is comprised of:

(in millions)
Acquisition of the outstanding common stock of A4 (cash of $215 million, working capital cash of $7.1 million as of September 30, 2005, and 3,500,000 Allscripts shares at $19.65 per share, the last sale price of our common stock on March 2, 2006)	$290.9
Acquisition related transaction costs	4.0

Total preliminary purchase price	$294.9

Acquisition related transaction costs include our estimate of investment banking fees, loan commitment fee for securing bridge financing, legal and accounting fees and other external costs directly related to the A4 Acquisition.

Under business combination accounting, the total preliminary purchase price will be allocated to A4’s net tangible and identifiable intangible assets based on their estimated fair values. Based upon our management’s preliminary valuation, the total purchase price will be allocated as follows:

(in millions)
Goodwill	$162.2
Identifiable intangible assets	80.5
Net tangible assets	30.1
Net deferred tax assets	22.1

Total preliminary purchase price allocation	$294.9

Goodwill represents the excess of the purchase price over the fair value of net tangible and identifiable intangible assets acquired. Goodwill amounts are not amortized, but rather are tested for impairment at least annually. In the event that we determine that the value of goodwill has become impaired, we will incur an impairment charge for the amount during the fiscal quarter in which such determination is made.

Identifiable intangible assets acquired consist of developed technology, core technology, trade names, customer contracts and software support agreements. The preliminary estimated fair value of identifiable intangible assets was determined by our management and will be finalized based on an independent third-party valuation. In addition, management is also evaluating A4’s in-process research and development costs, which could result in a change in the amount of goodwill recorded.

Net tangible assets were valued at their respective carrying amounts, which we believe approximates fair market value, except for adjustments to deferred revenues. Deferred revenues were reduced by $5.2 million in the pro forma condensed combined balance sheet, to adjust deferred revenue to an amount equivalent to the estimated cost plus an appropriate profit margin to perform the services related to A4’s software and support contracts.

As a result of the A4 Acquisition and the forecasted net income of the combined company, we have reversed our deferred tax asset valuation allowance in conjunction with the purchase accounting for the A4 Acquisition. The reversal of the December 31, 2004 deferred tax valuation allowance totaling $54.6 million was included in the pro forma balance sheet adjustments as of September 30, 2005.

We have currently not identified any pre-acquisition contingencies where a liability is probable and the amount of the liability can be reasonably estimated. If information becomes available to us prior to the end of the purchase price allocation period, which would indicate that a liability is probable and the amount can be reasonably estimated, such items will be included in the purchase price allocation.

2.	Offering

The unaudited pro forma condensed combined financial statements give effect to the sale of 7,300,000 shares of our common stock and the underwriters exercise of their option to purchase an additional 1,095,000 shares in the Offering and our receipt of approximately $140.7 million of net proceeds, based on the public offering price of $17.75 per share and after deducting underwriting discounts and commissions and estimated expenses of the Offering payable by us.

3.	IDX Stock Repurchase

On February 21, 2006, we entered into a purchase agreement with GE, IDX and IIC to repurchase 1,250,000 shares of our common stock from IDX. The repurchase amount reflects an aggregate purchase price of $21.1 million, based on a purchase price per share of $16.86 which is 95% of the public offering price per share in the Offering (the net price per share we will receive in the Offering) of $17.75. This transaction has been reflected in the pro forma condensed combined financial statements as if it occurred on January 1, 2004.

4.	Pro Forma Adjustments

The following pro forma adjustments are included in the unaudited pro forma condensed combined balance sheet as of September 30, 2005:

(A)	To record the following adjustments to cash:

(in millions)
To record net proceeds from the Offering (net of $8.3 million in issuance costs)	$140.7
To record cash paid for A4 common stock	(222.1)
To record cash paid for deal related costs incurred by Allscripts	(4.0)
To record net cash adjustment for agreed upon bonuses paid to A4 employees, deal related costs incurred by A4, and the receipt of proceeds from stock option exercises by A4 option holders	(8.9)
To record cash paid for the repurchase of 1,250,000 shares of our common stock from IDX	(21.1)
Reclassification of long-term and short-term marketable securities to cash and cash equivalents	98.3

Total adjustments to cash	($17.1)

(B)	To eliminate A4’s historical goodwill and record the preliminary fair value of goodwill.

(in millions)	Historical amount, net	Preliminary fair value	Increase
Goodwill	$27.9	$162.2	$134.3

(C)	To record the difference between the preliminary fair value and the historical amount of intangible assets.

(in millions)	Historical amount, net	Preliminary fair value	Increase	Annual amortization*	Nine months amortization*	Estimated useful life
Developed technology, core technology, trade names, customer contracts and software support agreements	$5.0	$85.5	$80.5	$13.9	$10.7	6 yrs.

Total identifiable intangible assets	$5.0	$85.5	$80.5	$13.9	$10.7

A4 historical amortization				(0.5)	(0.6)

Net increase in amortization				$13.4	$10.1

*	Pro forma amortization expense is calculated herein using the straight-line method. However, upon completion of our valuation process, we may conclude that intangible assets should be amortized using an accelerated method.

(D)	As a result of the A4 Acquisition and the forecasted net income of the combined company, we have reversed our deferred tax asset valuation allowance in conjunction with the purchase accounting for the A4 Acquisition.

To record the adjustment for deferred tax liabilities related to identifiable intangible assets and deferred revenues and the reversal of the December 31, 2004 deferred tax valuation allowance:

(in millions)	Preliminary fair value adjustment	Statutory tax rate	Deferred tax asset (liability)
Increase in identifiable intangible assets	$80.5	38.0%	($30.6)
Decrease in deferred revenues	5.2	38.0%	(1.9)

Deferred tax liabilities	$85.7		($32.5)

Reversal of the December 31, 2004 deferred tax valuation allowance			54.6

Net deferred tax adjustment			$22.1

(E)	To record the preliminary fair value adjustment to deferred revenues acquired. The preliminary fair value represents an amount equivalent to the estimated cost plus an appropriate profit margin, which assumes a legal obligation, to perform services related to A4’s new software and product support based on the deferred revenue balances of A4 as of September 30, 2005 and does not reflect the actual fair value adjustment as of the date of acquisition. The following adjustments represent the September 30, 2005 balance sheet adjustment and income statement adjustment for the year ended December 31, 2004:

(in millions)	Historical deferred revenue amount, net	Preliminary deferred revenue fair value	Decrease
New software and product support as of September 30, 2005	$17.4	$12.2	($5.2)

New software and product support as of January 1, 2004	$26.5	$18.6	($7.9)

(F)	To eliminate $40.6 million mandatorily redeemable convertible preferred and common stock that was converted to common stock in conjunction with the A4 Acquisition.

(G)	To record the following adjustments to stockholders’ equity:

(in millions)
To record net proceeds from the Offering (net of $8.3 million in issuance costs)	$140.7
To record the issuance of approximately 3,500,000 shares for A4’s outstanding common stock	68.8
To eliminate A4’s historical stockholders’ equity	(12.2)
To record the net cash adjustment for agreed upon A4 bonuses, A4 deal related costs, and the receipt of proceeds from stock option exercises	(8.9)
To record cash paid for the repurchase of 1,250,000 shares of our common stock from IDX	(21.1)

Total adjustments to stockholders’ equity	$167.3

(H)	The net cash activity resulting from the Offering, the cash purchase price payment for the A4 Acquisition and the cash purchase price for the IDX stock repurchase would have resulted in a decrease in interest income for the nine months ended September 30, 2005 and the year ended December 31, 2004, as presented below.

(in millions)	Interest income as reported	Revised interest income-pro forma	Decrease
For the nine months ended September 30, 2005	$2.9	$0.5	($2.4)

For the year ended December 31, 2004	$1.7	$0.6	($1.1)

(I)	In July 2004, Allscripts completed a private placement of $82.5 million of 3.50% senior convertible debentures due 2024. These notes can be converted, in certain circumstances, into 7,329,424 shares of our common stock, subject to adjustment. The pro forma condensed combined financial statements have been presented under the assumption that these notes were issued as of January 1, 2004. This assumption resulted in a pro forma adjustment of $1.7 million in additional interest expense, which consisted of $1.4 million in interest expense and $0.3 million in additional amortization of debt issuance costs.

(J)	To reverse A4’s income tax provision (benefit) to reflect the tax provision related to the pro forma net income (loss) of the combined statements of operations for the nine months ended September 30, 2005 and for the year ended December 31, 2004.

(K)	Represents the 3,500,000 shares issued in conjunction with the A4 Acquisition, the issuance of 8,395,000 shares of common stock in the Offering and the repurchase of 1,250,000 shares of our common stock from IDX.